EXECUTION VERSION

SECOND AMENDMENT
TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Second Amendment"), dated as of September 29, 2008, is by and among AMERICAN CAPITAL, LTD., a Delaware corporation (the "Borrower") and each of the banks and other financial institutions identified as Lenders on the signature pages hereto (the "Lenders").

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of May 16, 2007 (as amended, supplemented or otherwise modified prior to the date hereof, the "Existing Credit Agreement" and, as amended by this Second Amendment and as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders party thereto and Wachovia Bank, National Association, a national banking association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent" or the "Agent"), the Lenders have made commitments to extend certain credit facilities to the Borrower; and

WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Existing Credit Agreement as more specifically set forth herein, in each case upon the terms and conditions contained in this Second Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein contained, the parties hereby agree as follows:

PART I
DEFINITIONS

SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Second Amendment, including its preamble and recitals, have the following meanings:

"Administrative Agent" and "Agent" are defined in the recitals.

"Second Amendment Effective Date" is defined in Subpart 3.1.

"Borrower" is defined in the preamble.

"Credit Agreement" is defined in the recitals.

"Existing Credit Agreement" is defined in the recitals.

"Lenders" is defined in the preamble.

SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Second Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement.

PART II
AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement and the other Credit Documents shall continue in full force and effect.

SUBPART 2.1 Amendment to Section 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended as follows:

(a) by inserting the following defined terms in the appropriate alphabetical sequence:

"Second Amendment" means the Second Amendment to Credit Agreement, dated as of September 29, 2008, among the Borrower, the Agent and the Lenders party thereto.

"Second Amendment Effective Date" has the meaning set forth in the Second Amendment.

(b) by deleting the terms "Assuming Lender", "Commitment Increase", "Commitment Increase Date" and Increasing Lender" from such Section.

(c) by amending and restating the following defined terms in their entirety to read as follows:

"Applicable Percentage" means, (a) for Index Rate Loans, Sterling Base Rate Loans, Euro Base Rate Loans and U.S. Swingline Loans, the percentage set forth below opposite the Applicable Rating in the column labeled "Applicable Percentage for Index Rate Loans, Sterling Base Rate Loans, Euro Base Rate Loans and U.S. Swingline Loans", (b) for U.S. Base Rate Loans and Canadian Base Rate Loans, the percentage set forth below opposite the Applicable Rating in the column labeled "Applicable Percentage for U.S. Base Rate Loans and Canadian Base Rate Loans", and (c) for the Commitment Fee, the percentage set forth below opposite the Applicable Rating in the column labeled "Commitment Fee", as applicable.

Applicable Rating (S&P/Moody's/Fitch)	Applicable Percentage for Index Rate Loans, Sterling Base Rate Loans, Euro Base Rate Loans and U.S. Swingline Loans	Applicable Percentage for U.S. Base Rate Loans and Canadian Base Rate Loans	Commitment Fee
> or = A/A2/A	2.50%	1.50%	0.35%
> or = A-/A3/A-	2.75%	1.75%	0.40%
> or = BBB+/Baa1/ BBB+	3.00%	2.00%	0.45%
> or = BBB/Baa2/BBB	3.25%	2.25%	0.50%
>or = BBB-/Baa3/ BBB-	3.75%	2.75%	0.60%
> or = BB+/Ba1/BB+	4.25%	3.25%	0.70%
< BB+/Ba1/BB+	4.75%	3.75%	0.80%

On the Second Amendment Effective Date the Applicable Percentages shall be determined based upon the Applicable Ratings specified in the certificate delivered pursuant to Subpart 3.3 of the Second Amendment. Thereafter, each change in the Applicable Percentages resulting from a publicly announced change in the Applicable Ratings shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 5.7(f) and ending on the date immediately preceding the effective date of the next change in accordance with this definition and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next change in accordance with this definition.

"Commitment Termination Date" means March 31, 2011.

"Extension of Credit" means, as to any Lender or Issuing Lender, the making of a Loan by such Lender; the issuance, amendment, extension or renewal of, or participation in, a Letter of Credit by such Lender.

SUBPART 2.2 Amendment to Section 2.1(a). Section 2.1(a) of the Existing Credit Agreement is hereby amended by amending and restating the second sentence thereof as follows:

For purposes hereof, the aggregate Dollar Equivalent available hereunder on and after the Second Amendment Effective Date shall be ONE BILLION FOUR HUNDRED EIGHT Million FIVE HUNDRED THOUSAND DOLLARS ($1,408,500,000) (as such aggregate maximum amount (A) may be reduced from time to time as provided in Section 2.6(a) or (B) shall be reduced (x) as provided in Section 6.1(h)(ii), (y) on December 31, 2009, by an amount necessary for the aggregate Dollar Equivalent available hereunder not to exceed ONE BILLION TWO HUNDRED FIFTY TWO MILLION DOLLARS ($1,252,000,000), or (z) $0 on the Commitment Termination Date, the "Committed Amount"); provided that the Outstanding Amount of Loans and LOC Obligations denominated in Alternative Lending Currencies shall not at any given time exceed 25% of the Committed Amount (the "Alternative Lending Currency Sub-Limit").

SUBPART 2.3 Amendment to Section 2.2. Section 2.2 of the Existing Credit Agreement is hereby amended in its entirety to read as follows: "[Intentionally Omitted]."

SUBPART 2.4 Amendment to Section 5.9(b). Section 5.9(b) of the Existing Credit Agreement is hereby amended by amending and restating such section in its entirety as follows:

Minimum Consolidated Tangible Net Worth Consolidated Tangible Net Worth at any time, determined as of the last day of each Fiscal Quarter, to be greater than or equal to (i) $4,500,000,000 plus (ii) 40% of the cumulative Dollar Equivalent proceeds from Issuances of Capital Stock/Conversions of Debt occurring at any time after October 1, 2008 (excluding the Dollar Equivalent of Issuances of Capital Stock/Conversions of Debt in respect of any issuance of Capital Stock or conversion of Debt into Capital Stock by a Consolidated Subsidiary to a Consolidated Subsidiary or to the Borrower).

SUBPART 2.5 Amendment to Article VI. Article VI of the Existing Credit Agreement is hereby amended by amending and restating in its entirety the introductory paragraph thereof as follows:

The Borrower hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Obligations (other than contingent indemnification Obligations) under the Credit Documents, together with interest, Commitment Fees and all other amounts owing to the Agent or any Lender hereunder, are paid in full, that the Borrower, shall not, nor shall it permit any of its Subsidiaries to (nor, with respect to Section 6.11 only, shall it fail to prevent American Capital, LLC (so long as (i) American Capital, LLC would be considered to be a Subsidiary of the Borrower but for the proviso contained in the definition of Subsidiary or (ii) any unsecured Debt of American Capital, LLC would be considered Unsecured Debt) from):

SUBPART 2.6 Amendment to Article VI. Article VI of the Existing Credit Agreement is hereby further amended by adding the following Section 6.11 thereto:

Section 6.11. American Capital, LLC

With respect to American Capital, LLC only, directly or indirectly issuing, assuming, creating, incurring or suffering to exist any Debt, other than unsecured intercompany Debt from the Borrower or any of its Subsidiaries.

SUBPART 2.7 Amendment to Section 6.1(h). Section 6.1(h) of the Existing Credit Agreement is hereby amended by amending and restating such section in its entirety as follows:

(h) other unsecured Debt of the Borrower with respect to which (i) no scheduled principal payment shall be prior to the Commitment Termination Date, or (ii) if the scheduled principal payments of any such Debt are prior to the Commitment Termination Date, such Debt shall either be pari passu or subordinated in right of payment to the Obligations hereunder and shall either be (x) in an aggregate principal amount not to exceed, at any time, $250,000,000 or (y) any greater amount, so long as the Committed Amount is permanently reduced by such greater amount (and, if applicable, Loans repaid in accordance with Section 2.7(b));

SUBPART 2.8 Amendment to Schedule 2.1(a). Schedule 2.1(a) of the Existing Credit Agreement is hereby amended by amending and restating it in its entirety with Exhibit A attached hereto.

PART III
CONDITIONS TO EFFECTIVENESS

SUBPART 3.1 Amendment Effective Date. This Second Amendment shall be and become effective as of the date hereof (the "Second Amendment Effective Date") when all of the conditions set forth in this Part III shall have been satisfied.

SUBPART 3.2 Execution of Counterparts of Second Amendment. The Administrative Agent shall have received counterparts satisfactory to the Administrative Agent of this Second Amendment, which collectively shall have been duly executed on behalf of the Borrower and the requisite Lenders.

SUBPART 3.3 Officer's Certificate. The Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower as of the Second Amendment Effective Date stating the Applicable Ratings in effect on the Second Amendment Effective Date.

SUBPART 3.4 Authority Documents. The Administrative Agent shall have received the following:

(a) Certificate of Incorporation, Etc. Copies of the certificate of incorporation or other charter or formation documents of the Borrower, certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation.

(b) Resolutions. Copies of resolutions of the board of directors (or executive committee thereof) of the Borrower authorizing the execution and delivery of the Second Amendment (and the amendments the Existing Credit Agreement contained herein), certified by an officer of the Borrower as of the Second Amendment Effective Date to be true and correct and in force and effect as of such date, which may be the resolutions of the board of directors (or executive committee thereof) of the Borrower delivered to the Agent pursuant to the Existing Credit Agreement, so long as such resolutions otherwise satisfy the foregoing criteria.

(c) Bylaws. A copy of the bylaws of the Borrower, certified by an officer of the Borrower as of the Second Amendment Effective Date to be true and correct and in force and effect as of such date.

(d) Good Standing. Copies of (i) certificates of good standing, existence or its equivalent with respect to the Borrower, each certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation, and each other state in which the Borrower is qualified to do business; and (ii) to the extent readily available, a certificate indicating payment of all corporate and other franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

(e) Incumbency. An incumbency certificate of the Borrower, certified by a secretary or assistant secretary to be true and correct as of the Second Amendment Effective Date, in form and substance satisfactory to Administrative Agent.

SUBPART 3.5 Representations and Warranties. The representations and warranties contained in Subpart 4.4 are true and correct in all material respects on and as of the date hereof.

SUBPART 3.6 Costs and Expenses, etc. The Administrative Agent shall have received for its account and the account of each Lender, all fees, costs and expenses due and payable pursuant to Sections 2.5 and 9.5 of the Credit Agreement, if then invoiced.

SUBPART 3.7 Amendment Fee. The payment by the Borrower to each Lender that executes and delivers this Second Amendment on or prior to 3:00 PM (New York time), September 29, 2008 of an amendment fee in an amount equal to fifty (50) basis points multiplied by the principal amount of such Lender's Commitment, after giving effect to the reduction in the Committed Amount on the Second Amendment Effective Date.

PART IV
MISCELLANEOUS

SUBPART 4.1 Cross-References. References in this Second Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Second Amendment.

SUBPART 4.2 Instrument Pursuant to Existing Credit Agreement. This Second Amendment is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 4.3 References in Other Credit Documents. At such time as this Second Amendment shall become effective pursuant to the terms of Part III, all references in the Credit Documents to the "Credit Agreement" shall be deemed to refer to the Existing Credit Agreement as amended by this Second Amendment.

SUBPART 4.4 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants that (a) it has the requisite power and authority to execute, deliver and perform this Second Amendment, (b) it is duly authorized to, and has been authorized by all necessary action, to execute, deliver and perform this Second Amendment, (c) the representations and warranties contained in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date and after giving effect to the amendment contained herein (except for those which expressly relate to an earlier date) and (d) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof after giving effect to the amendments contained herein.

SUBPART 4.5 Counterparts. This Second Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of this Second Amendment by telecopy or other electronic transmission shall be effective as an original and shall constitute a representation that an original will be delivered.

SUBPART 4.6 Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SUBPART 4.7 Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Each of the parties hereto has caused a counterpart of this Second Amendment to be duly executed and delivered as of the date first above written.

BORROWER: AMERICAN CAPITAL, LTD., a
Delaware corporation

By: /s/ John Hooker
Name: John Hooker
Title: Vice President

Wachovia Bank, National Association,
as a Lender

By: /s/ Mike Romanzo
Name: Mike Romanzo
Title: Director

Bank Leumi USA,
as a Lender

By: /s/ Joung Hee Hong
Name: Joung Hee Hong
Title: First Vice President

Union Bank of California, N.A.,
as a Lender

By: /s/ Peter Thompson
Name: Peter Thompson
Title: Vice President

Regions Bank,
as a Lender

By: /s/ David L. Waller
Name: David L. Waller
Title: Senior Vice President

Citizens Bank of Pennsylvania,
as a Lender

By: /s/ Leslie P. Broderick
Name: Leslie P. Broderick
Title: Senior Vice President

Mega International Commercial Bank Co., Ltd.
Chicago Branch,
as a Lender

By: /s/ Cheng - Chuan Lin
Name: Cheng - Chuan Lin
Title: Vice President and General Manager

Bank of America, N.A.,
as a Lender

By: /s/ Alexa B. Bradford
Name: Alexa B. Bradford
Title: Senior Vice President

Bayerische Hypo-und Vereinsbank AG, New York Branch,
as a Lender

By: /s/ Michael F. Davis
Name: Michael F. Davis
Title: Director

By: /s/ Michael A. Imperiale
Name: Michael A. Imperiale
Title: Director

WestLB AG, New York Branch,
as a Lender

By: /s/ John H. Moorhead
Name: John H. Moorhead
Title: Executive Director

By: /s/ Stephen Toth
Name: Stephen Toth
Title: Director

Fortis Capital Corp.,
as a Lender

By: /s/ Shane Klein
Name: Shane Klein
Title: Director

By: /s/ Diran Cholakian
Name: Diran Cholakian
Title: Director

Branch Banking and Trust Company,
as a Lender

By: /s/ James E. Davis
Name: James E. Davis
Title: Senior Vice President

SunTrust Bank,
as a Lender

By: /s/ Robert Ashcom
Name: Robert Ashcom
Title: Director

Goldman Sachs Credit Partners, L.P.,
as a Lender

By: /s/ Andrew Cad
Name: Andrew Cad
Title: Authorized Signatory

JP Morgan Chase Bank, N.A.,
as a Lender

By: /s/ Richard J. Poworoznek
Name: Richard J. Poworoznek
Title: Executive Director

Bear Stearns Corporate Lending Inc.

By: JP Morgan Chase Bank, N.A. as authorized signatory,
as a Lender

By: /s/ Richard J. Poworoznek
Name: Richard J. Poworoznek
Title: Executive Director

Sovereign Bank,
as a Lender

By: /s/ Kenneth R. Weber
Name: Kenneth R. Weber
Title: Senior Vice President

UBS Loan Finance LLC,
as a Lender

By: /s/ Richard L. Tavrow
Name: Richard L. Tavrow
Title: Director

By: /s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

PNC Bank, National Association,
as a Lender

By: /s/ Matthew Sawyer
Name: Matthew Sawyer
Title: Vice President

Citicorp, N.A.,
as a Lender

By: /s/ Robert R. Goldstein
Name: Robert R. Goldstein
Title: Managing Director

Mega International Commercial Bank Co., Ltd.
New York Branch,
as a Lender

By: /s/ Tsang - Pei Hsu
Name: Tsang - Pei Hsu
Title: Vice President

Societe Generale,
as a Lender

By: /s/ Shelley Yu
Name: Shelley Yu
Title: Vice President

Mega International Commercial Bank Co., Ltd.
Silicon Valley Branch,
as a Lender

By: /s/ Kuang Hua Wei
Name: Kuang Hua Wei
Title: Senior Vice President and General Manager

Bank of Communications Co., Ltd., New York Branch,
as a Lender

By: /s/ Shelley He
Name: Shelley He
Title: Deputy General Manager

Credit Suisse, Cayman Islands Branch,
as a Lender

By: /s/ Jay Chall
Name: Jay Chall
Title: Director

By: /s/ Karl Studer
Name: Karl Studer
Title: Director

BMO Capital Markets Financing, Inc.,
as a Lender

By: /s/ Brian L. Banke
Name: Brian L. Banke
Title: Managing Director

Morgan Stanley Bank,
as a Lender

By: /s/ Daniel Twenge
Name: Daniel Twenge
Title: Authorized Signatory

Exhibit A

SCHEDULE 2.1(a)

SCHEDULE OF LENDERS AND REVOLVING COMMITMENTS

Lenders' Commitments as of the Second Amendment Effective Date:

Lender	Commitment Percentage
JPMorgan Chase Bank, N.A.	10.2236%
Wachovia Bank, National Association	6.3898%
Branch Banking and Trust Company	6.3898%
Citicorp N.A., Inc.	5.7508%
Credit Suisse, Cayman Islands Branch	5.7508%
Bank of America, N.A.	4.4728%
BMO Capital Markets Financing, Inc.	4.4728%
Fortis Capital Corp.	4.4728%
HSBC Bank USA, N.A.	4.4728%
SunTrust Bank	4.4728%
UBS Loan Finance LLC	4.4728%
Bayerische Hypo-und Vereinsbank AG	3.1949%
Citizens Bank of Pennsylvania	3.1949%
Goldman Sachs Credit Partners L.P.	3.1949%
Morgan Stanley Bank	3.1949%
Royal Bank of Canada	3.1949%
Sovereign Bank	3.1949%
WestLB AG, New York Branch	3.1949%
Societe Generale	2.5559%
Mega International Commercial Bank Co., Ltd, New York Branch	0.8307%
Mega International Commercial Bank Co., Ltd., Silicon Valley Branch	0.6390%
Mega International Commercial Bank Co., Ltd. Chicago Branch	0.6390%
PNC Bank, National Association	1.9169%
Union Bank of California, N.A.	1.5974%
Chang Hwa Commercial Bank, Ltd., New York Branch	1.2780%
Regions Bank	1.2780%
Taiwan Business Bank	1.0863%
Cathay United Bank	0.9585%
First Commercial Bank	0.9585%
Bank Leumi USA	0.6390%
Bank of Communications Co., Ltd., New York Branch	0.6390%
The Bank of East Asia, Ltd., New York Branch	0.6390%
Taipei Fubon Commercial Bank New York Agency	0.6390%
Total	100.00%